Exhibit 21.1

List of Subsidiaries of the Company (1)

Advanced Assembly, LLC (Michigan) (99.7%)	Lear Corporation France SAS (France)
Alfombras San Luis S.A. (Argentina) (94.77%)	Lear Corporation GmbH (Germany)
Beijing BAI Lear Automotive Systems Co., Ltd. (China) (50%)	Lear Corporation Holdings Spain S.L. (Spain)
Beijing Lear Automotive Electronics and Electrical Products Co., Ltd. (China) (50%)	Lear Corporation Hungary Automotive Manufacturing Kft. (Hungary)
Beijing Lear Dymos Automotive Systems Co., Ltd. (China) (40%)	Lear Corporation Italia S.r.l. (Italy)
Changchun Lear FAWSN Automotive Electrical and Electronics Co., Ltd. (China) (49%)	Lear Corporation Japan K.K. (Japan)
Changchun Lear FAWSN Automotive Seat Systems Co., Ltd. (China) (49%)	Lear Corporation Mexico S. de R.L. de C.V. (Mexico)
Chihuahua Electrical Wiring Systems S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Pension Scheme Trustees Limited (United Kingdom)
Consorcio Industrial Mexicano de Autopartes S. de R.L. de C.V. (Mexico)	Lear Corporation Poland II Sp. z.o.o. (Poland)
Dong Kwang Lear Yuhan Hoesa (Korea) (50%)	Lear Corporation Portugal - Componentes para Automoveis, Unipessoal, Lda. (Portugal)
Durango Automotive Wiring Systems, S. de R.L. de C.V. (Mexico) (49%)	Lear Corporation Romania S.r.L. (Romania)
Dymos Lear Automotive India Private Limited (India) (35%)	Lear Corporation S.r.L. (Moldova)
eLumigen, LLC (Delaware) (30%)	Lear Corporation Seating France Feignies SAS (France)
Foshan Lear FAW Sihuan Automotive Systems Co., Ltd. (China) (49%)	Lear Corporation Seating France Guipry SAS (France)
Greenfield Holdings, LLC (Michigan) (99.7%)	Lear Corporation Seating France SAS (France)
Guilford Europe Limited (United Kingdom)	Lear Corporation Seating Slovakia s.r.o. (Slovak Republic)
Guilford Europe Pension Trustees Limited (United Kingdom)	Lear Corporation South East Asia Co., Ltd. (Thailand)
Guilford France SAS (France)	Lear Corporation Sweden AB (Sweden)
Guilford Holding Hong Kong Limited (Hong Kong)	Lear Corporation UK Holdings Limited (United Kingdom)
Guilford Mills Europe Limited (United Kingdom)	Lear Corporation UK Interior Systems Limited (United Kingdom)
Guilford Mills Limited (United Kingdom)	Lear DFM Tachi-S Automotive Seating (Dalian) Co., Ltd. (China) (25.5%)
Guilford Mills, Inc. (Delaware)	Lear do Brasil Industria e Comercio de Interiores Automotivos Ltda. (Brazil)
Guilford Shanghai Trading Co., Ltd. (China)	Lear Dongfeng Automotive Seating Co., Ltd. (China) (50%)
HB Polymer Company, LLC (Delaware) (10%)	Lear East European Operations S.a.r.l. (Luxembourg)
Honduras Electrical Distribution Systems S. de R.L. de C.V. (Honduras) (49%)	Lear EEDS Joint Venture Holdings Ltd. (Cayman Islands)
Industrias Cousin Freres S.L. (Spain) (50%)	Lear Electrical Systems de Mexico S. de R.L. de C.V. (Mexico)
Industrias Globales de Mexico, S.A. de C.V. (Mexico)	Lear European Holding S.L. (Spain)
Industrias Lear de Argentina SrL (Argentina)	Lear European Operations Corporation (Delaware)
Insys - Interior Systems SA (Argentina) (5%)	Lear Financial Services (Netherlands) B.V. (Netherlands)
Integrated Manufacturing and Assembly, LLC (Michigan) (49%)	Lear Global Development, LLC (Delaware)
Jiangxi Jiangling Lear Interior Systems Co. Ltd. (China) (50%)	Lear Holdings, S. de R.L. de C.V. (Mexico)
Kyungshin-Lear Sales and Engineering LLC (Delaware) (49%)	Lear International Operations S.a.r.l. (Luxembourg)
Lear (Luxembourg) S.a.r.l. (Luxembourg)	Lear Korea Yuhan Hoesa (Korea)
Lear (Shanghai) Management Consultancy Limited (China)	Lear Luxembourg Holdings S.a.r.l. (Luxembourg)
Lear Automotive (EEDS) Tunisia SarL (Tunisia)	Lear Mexican Holdings, L.L.C. (Delaware)
Lear Automotive (Malaysia) Sdn. Bhd. (Malaysia)	Lear Mexican Seating Corporation (Delaware)
Lear Automotive (Thailand) Co., Ltd. (Thailand)	Lear Mexican Trim Operations, S. de R.L. de C.V. (Mexico)
Lear Automotive Corporation Singapore Pte. Ltd. (Singapore)	Lear North European Operations S.a.r.l. (Luxembourg)
Lear Automotive EEDS Honduras, S.A. (Honduras)	Lear Operations Corporation (Delaware)
Lear Automotive Electronics and Electrical Products (Shanghai) Co., Ltd. (China)	Lear Oragadam Automotive India Private Limited (India)
Lear Automotive Fabrics (Rui’An) Co., Ltd. (China) (95%)	Lear Otomotiv Sanayi ve Ticaret Limited Sirketi (Turkey)
Lear Automotive India Private Limited (India)	Lear Seating (Thailand) Corp. Ltd. (Thailand) (99.99%)
Lear Automotive Manufacturing, L.L.C. (Delaware)	Lear Sewing (Pty.) Ltd. (South Africa)
Lear Automotive Metals (Wuhan) Co., Ltd. (China)	Lear Shanghai Automotive Metals Co., Ltd. (China)
Lear Automotive Morocco SAS (Morocco)	Lear Shurlok Electronics (Proprietary) Limited (South Africa) (51%)
Lear Automotive Operations Netherlands B.V. (Netherlands)	Lear South Africa Limited (Cayman Islands)
Lear Automotive Services (Netherlands) B.V. (Netherlands)	Lear Trim Oto Yan Sanayi Limited Sirketi (Turkey)
Lear Automotive Systems (Chongqing) Co., Ltd. (China)	Lear UK Acquisition Limited (United Kingdom)
Lear Automotive Systems (Shenyang) Co., Ltd. (China)	Liuzhou Lear DFM Fangsheng Automotive Seating Co., Ltd. (China) (25.5%)
Lear Automotive Systems (Yangzhou) Co., Ltd. (China)	Markol Otomotiv Yan Sanayi ve Ticaret A.S. (Turkey) (35%)
Lear Canada (Canada)	Martur Sunger ve Koltuk Tesisleri Ticaret A.S. (Turkey) (.7%)
Lear Canada Investments Ltd. (Canada)	OOO Lear (Russia)

Lear Chang’an (Chongqing) Automotive System Co., Ltd. (China) (55%)	Proma, Sp.A. (Italy) (5%) (2)
Lear Chang’an (Hangzhou) Automotive Seating Co., Ltd. (China) (55%)	PT Lear Automotive Indonesia (Indonesia)
Lear Corporation (Mauritius) Limited (Mauritius)	PT Lear Corporation Indonesia (Indonesia) (51%)
Lear Corporation (Nottingham) Limited (United Kingdom)	RevoLaze, LLC (Delaware) (20%)
Lear Corporation (Shanghai) Limited (China)	Rouquinet Deroy Limited (United Kingdom)
Lear Corporation (UK) Limited (United Kingdom)	Shanghai Lear Automotive Systems Co., Ltd. (China)
Lear Corporation (Vietnam) Limited (Vietnam)	Shanghai Lear STEC Automotive Parts Co., Ltd. (China) (55%)
Lear Corporation Asientos S.L. (Spain)	Shenyang Lear Automotive Seating and Interior Systems Co., Ltd. (China) (60%)
Lear Corporation Automotive Electronics Morocco SAS (Morocco)	Tachi-S Lear DFM Automotive Seating (Xiangyang) Co., Ltd. (China) (24.5%)
Lear Corporation Belgium CVA (Belgium)	Tacle Guangzhou Automotive Seat Co., Ltd. (China) (20%)
Lear Corporation Beteiligungs GmbH (Germany)	Tacle Seating UK Limited (United Kingdom)
Lear Corporation Canada, Ltd. (Canada)	Wuhan Lear DFM Yunhe Automotive Seating Co., Ltd. (China) (40%)
Lear Corporation Changchun Automotive Interior Systems Co., Ltd. (China)	Wuhan Lear-DFM Auto Electric Company, Limited (China) (75%)
Lear Corporation China Ltd. (Mauritius)	Wuhan Lear-Yunhe Automotive Interior System Co., Ltd. (China) (50%)
Lear Corporation Czech Republic s.r.o. (Czech Republic)	Zhengzhou Lear DFM Taixin Automotive Seating Co., Ltd. (China) (25.5%)
Lear Corporation EEDS and Interiors (Delaware)

(1)	All subsidiaries are wholly owned unless otherwise indicated.

(2)	Includes 24 subsidiaries owned by Proma, Sp.A., all of which operate in foreign countries.